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Exhibit 23.2

CONSENT OF HEIN & ASSOCIATES LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Petrohawk Energy Corporation (formerly Beta Oil & Gas, Inc.) (the "Company"), pertaining to the Amended and Restated 1999 Incentive and Nonstatutory Stock Option Plan, the 2004 Non-Employee Director Incentive Plan, the 2004 Employee Incentive Plan, and certain stock option and warrant agreements, of our report dated February 14, 2003, relating to the consolidated balance sheet as of December 31, 2002 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the two year period ended December 31, 2002, which report appears in the December 31, 2003 annual report on Form 10-K/A of the Company.

Orange, California
July 28, 2004

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  Exhibit 23.2
CONSENT OF HEIN & ASSOCIATES LLP INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM